UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2005

DREAMS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-30310	87-0368170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South University Drive, Suite 325, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

(954) 377-0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 11, 2005, Dreams, Inc. (the “Company”) completed its previously announced Rights Offering. Pursuant to the terms and conditions of the Rights Offering, the Company received subscriptions for, and issued, 123,348,120 shares of its Company’s common stock. All shares of the Company’s common stock available for issuance in the Rights Offering were issued.

The Company received approximately $3,700,000 in new capital from the Rights Offering which consisted of approximately $2,200,000 of cash proceeds and approximately $1,500,000 of current debt obligations and accrued liabilities being converted into shares of the Company’s common stock on the same terms and conditions as set forth in the Rights Offering.

As previously disclosed, $1,000,000 of the proceeds of the Rights Offering was used in partial payment of indebtedness under the Company’s line of credit to Merrill Lynch Business Financial Services (MLBFS) pursuant to the amended forbearance agreement. Additionally, the following obligations of the Company were satisfied by the issuance of shares of the Company’s common stock in lieu of payment of the subscription price (at the equivalent issue price of $.03 per share). (i) $1,000,000 of indebtedness to the brother of the Company’s President and Chief Executive Officer; (ii) approximately $150,000 of accrued salary to the Company’s President and Chief Executive Officer; (iii) $73,000 of accrued consulting fees owed to the Company’s Chairman of the Board pursuant to a Consulting Agreement; and (iv) the obligation to pay approximately $200,000 in principal amount of indebtedness to a third party was transferred to the Company’s Chairman. The Chairman was the guarantor of such note.

Forbearance Agreement

On May 16, 2005, effective May 13, 2005, the Company entered into an Amended Forbearance Agreement with respect to its line of credit and term loan with MLBFS. Pursuant to the terms of such agreement, MLBFS agreed to forbear from the exercise of its rights and remedies under the Company’s line of credit facility and permit the repayment of the outstanding obligations over a period of time ending June 3, 2005. The Company paid MLBFS a non-refundable forbearance fee of $5,000 for such agreement. Provided the Company repays its obligations to MLBFS on or before June 3, 2005, the previous $60,000 exit fee will be waived by MLBFS. In the event the Company is unable to meet such date, the exit fee shall be reinstated and all amounts shall become immediately due and payable.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits:

10.1	Forbearance Agreement, dated May 13, 2005 by and among Merrill Lynch Business Financial Services, Dreams products, Inc., Dreams, Inc. and Dreams Franchise Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2005

DREAMS, INC.

By:	/s/ David Greene
David Greene Secretary

Exhibit Index

Exhibit Number	Description

10.1	Forbearance Agreement, dated May 13, 2005 by and among Merrill Lynch Business Financial Services, Dreams products, Inc., Dreams, Inc. and Dreams Franchise Corporation.